EXHIBIT 99.1

                                                      NEWS RELEASE
[HEALTHMARKETS LOGO]
                                                           MEDIA CONTACTS:
                                                           Donna Ledbetter
                                    HealthMarkets Corporate Communications
                                                            (817) 255-5405
                                         DONNA.LEDBETTER@HEALTHMARKETS.COM
                                                     www.HealthMarkets.com

                                                                 Doug Holt
                                                         For HealthMarkets
                                                            (312) 596-3487
                                                      DOUG_HOLT@CHI.BM.COM


                     A NEW NAME FOR UICI: HEALTHMARKETS(SM)
    COMPANY PROVIDES AFFORDABLE INSURANCE, TRANSPARENCY TOOLS FOR CONSUMERS


North Richland Hills, Texas - April 14, 2006 -- UICI, a leading provider of affordable, innovative health insurance, announced today that it has changed its corporate identity to HEALTHMARKETS.

The new name reflects the company's growing role in empowering consumers to make wise health care decisions. HealthMarkets is rolling out cutting-edge technology and plans that allow its members to do what few Americans can do: easily comparison shop for doctors, hospitals and other health care providers on the basis of price and quality.

"Our name is new, but our commitment has not changed," HealthMarkets
Chairman, President and CEO William J. Gedwed said. "The people at HealthMarkets have always focused on providing America's best health insurance value."

     o GEDWELD WILL SPEAK TO REPORTERS BY TELEPHONE AT 9:30 AM CENTRAL, FRIDAY, APRIL 14, 2006. THE DIAL-IN NUMBER IS: (866) 270-6057, CODE 933-966-96. FOLLOWING HIS REMARKS, HEALTHMARKETS IS OFFERING A BRIEF "VIRTUAL TOUR" OF THE LEADING PRICE AND QUALITY TRANSPARENCY TOOLS IN THE INDUSTRY.

Since the Dallas-Fort Worth area-company was founded in 1985, the firm has focused on providing value to those typically underserved by larger insurance companies: self-employed individuals, their families, hourly workers, students, small business owners and small business employees. In all, the company serves
1.2 million members.

At a time when health care price and quality transparency was a rarity, UICI in 2004 purchased the assets and technology of an innovative star in the field, Connecticut-based HealthMarket. Now UICI's superb sales and distribution channels, and its superior service, are matched with the nation's most innovative products in health insurance today. The result is HealthMarkets.

HealthMarkets operates in 44 states. It has introduced proprietary tools in 19 states that reveal out-of-pocket prices consumers will likely pay for services from 437,000 doctors and other medical professionals. Members also get relative rankings on the cost of services at more than 4,600 hospitals and other facilities. Unlike some pilot projects that offer price transparency on a few procedures in limited markets, the tools offer price transparency on virtually anything a hospital or doctor does: more than 20,000 health care procedures and services.

"Health care in America has failed for the 45 million Americans with no insurance at all," Gedwed said. "If we continue down a business-as-usual path, the number of uninsured Americans will continue to rise, at a high economic and human cost."

"We see market and consumer power as the only desirable solution to fixing health care," Gedwed said. "One big reason health care costs go up every year far faster than inflation is that the people who pay the bills have no idea how much things cost. There are no brakes on this system."

Americans will be introduced to HealthMarkets as a company that "works for working Americans" in ads that will appear in newspapers including USA TODAY, THE WALL STREET JOURNAL and THE NEW YORK TIMES, national magazines, including PEOPLE, MONEY, INC. and FORTUNE SMALL BUSINESS,key trade publications, and high-profile websites, including YAHOO, MSN, and GOOGLE.

                                     ###
ABOUT HEALTHMARKETS

HealthMarkets, headquartered in North Richland Hills, Texas, is a provider of health and life insurance products to individuals, families, students, the self-employed and small businesses. HealthMarkets offers products and services through its subsidiaries: The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company. The company's offerings include individual and self employed health insurance, small employer group health insurance, student health insurance, supplemental health insurance for part-time and hourly workers, life insurance and reinsurance. Through its Consumer Health Insurance plans, HealthMarkets seeks to provide affordable and accessible health coverage to individuals and small businesses. As of April 5, 2006, the company is owned by a group of private equity investors, including The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners, members of management and the company's independent agents through the company's agent stock accumulation plans. For more information, visit WWW.HEALTHMARKETS.COM.




                              HEALTHMARKETS, INC.
   * 9151 Boulevard 26 * North Richland Hills, Texas 76180 * P (817) 255-5200
                             * www.HealthMarkets.com